EXHIBIT 99.1


                                                    NEWS RELEASE
                                                    FOR RELEASE
                                                    IMMEDIATELY
                                                    Contact:  George S. Rapp
                                                    215-735-4422

                     REPUBLIC FIRST BANCORP, INC., PARENT OF
                         FIRST REPUBLIC BANK, ANNOUNCES
                    CHANGES IN THE JACKSON HEWITT TAX PROGRAM

Philadelphia, PA, May 22, 1998 -- Republic First Bancorp, Inc. (NASDAQ:FRBK), parent company of First Republic Bank, has been informed by Jackson-Hewitt, Inc., the Bank's associate in the Bank's tax refund program, that Jackson-Hewitt has decided to review the structure of the program with the Bank and others, and pending this review, it has advised the Bank that it is not renewing its agreement with the Bank for the program for the year 2000. However, under the Bank's existing agreement with Jackson-Hewitt, the program will remain in effect through October, 1999 and will be effective for the upcoming 1999 tax season.

         The Company further stated that the Bank is currently in discussions with Jackson-Hewitt relating to the Bank's future participation in a revised tax refund program and other ventures.

         First Republic Bank, Philadelphia, is a full-service, state chartered commercial bank, a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its seven branch offices located in Abington, Ardmore, Bala Cynwyd, East Norriton and Philadelphia.

         First Republic Bank, Philadelphia, is not affiliated with First Republic Bank, a Nevada chartered bank whose executive offices are in San Francisco, California.

         Contact George S. Rapp of First Republic Bancorp, 215-735-4422 (FRBK)